Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated April 4, 2014, with respect to the consolidated financial statements of Armco Metals Holdings, Inc. and Subsidiaries for the year ended December 31, 2013, in the Registration Statement of Armco Metals Holdings, Inc. on Form S-8 pertaining the Armco Metals Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 24, 2014